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                                                                     EXHIBIT 5.1



                               September 17, 1997



Vistana, Inc.
8801 Vistana Centre Drive
Orlando, Florida 32821

     Re:  Vistana, Inc.
          Registration Statement on Form S-8

Gentlemen:

     We are counsel to Vistana, Inc., a Florida corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1993, as amended, of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance from time to time by the Company of up to 1,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Vistana, Inc. Employee Stock Purchase Plan (the "Plan").

     As such counsel, we have examined the Plan, the Company's Articles of Incorporation, the By-Laws of the Company, the minute books of the Company and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

     Based on the foregoing, we are of the opinion that:

          1. The issuance from time to time by the Company of up to 1,000,000 shares of Common Stock pursuant to the Plan as described in the prospectus to be delivered to participants in the Plan (the "Prospectus") has been duly and validly authorized by all necessary corporate action on the part of the Company.

          2. When issued and paid for as described in the Prospectus and in accordance with the Plan, the 1,000,000 shares available for issuance under the Plan will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.
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Vistana, Inc.
September 17, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Item 5 of Part II of the Registration Statement.

     Please be advised that certain partners of, attorneys associated with and/or of counsel to our firm beneficially own shares of Common Stock.

     The opinions expressed above are limited to the laws of the State of Illinois and the federal laws of the United States, and are limited to the specific legal matters expressly addressed herein. We have assumed, with your permission, that the substantive laws of the State of Florida are identical, in all material respects, to the laws of the State of Illinois. No opinion is expressed with respect to the laws of any other jurisdiction or any legal matter not addressed herein. This opinion speaks only as of the date hereof and we undertake no obligation to update this opinion.

                                         Very truly yours,


                                         /s/ NEAL, GERBER & EISENBERG